Exhibit 99.1

EDITORIAL CONTACT:

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

INVESTOR CONTACT:

Rodney Gonsalves

+1 408 345 8948

rodney_gonsalves@agilent.com

Agilent Technologies Reports Third Quarter 2009 Results

Highlights:

•                  GAAP net loss of $19 million, or ($0.06) per share

•                  Non-GAAP earnings of $53 million, or $0.15 per share(1)

•                  Positive operating cash flow of $41 million in quarter

•                  Revenue of $1.06 billion, down 27 percent from last year; orders of $1.07 billion, down 23 percent from one year ago

•                  Restructuring actions on track to achieve $525 million of annualized savings by mid-2010

SANTA CLARA, Calif., Aug. 17, 2009 — Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.06 billion for the third fiscal quarter ended July 31, 2009, 27 percent below one year ago. Third quarter GAAP net loss was $19 million, or ($0.06) per diluted share. Last year’s third quarter GAAP net income was $169 million, or $0.45 per share.

During the third quarter, Agilent had restructuring and asset impairment charges of $81 million and $11 million of non-cash amortization.

It also recognized a tax benefit of $36 million and had $16 million of other net charges. Excluding these items, Agilent reported third quarter adjusted net income of $53 million, or $0.15 per share. On a comparable basis, the company earned $198 million, or $0.53 per share, one year ago.

“Given the extraordinarily difficult economic conditions around the world, Agilent performed well in our third quarter,” said Bill Sullivan, Agilent president and chief executive.  “Our restructuring actions to lower Agilent’s revenue breakeven by over half a billion dollars are on track.  Third quarter revenues of $1.06 billion were off 27 percent from one year ago but close to our expectations.  Uncharacteristically for a third quarter, orders of $1.07 billion exceeded revenues, and were off 23 percent from last year.  Compared with three months ago, we have more confidence that the quarter just ended will represent the cyclical low point for Agilent.”

Electronic Measurement revenues were down 36 percent, with continued weakness across all end markets and across all regions.  Orders were down a less severe 26 percent and were up sequentially from Q2.  Bio-analytical segment revenues were 8 percent below last year, with applied markets down 11 percent and life science off 5 percent.  Bio-analytical segment orders declined 14 percent but were also up sequentially.

During the quarter, Agilent announced it signed a definitive agreement to acquire Varian, Inc. for $1.5 billion.  Closing is subject to regulatory and Varian shareholder approval, as well as other customary conditions, and is expected by calendar year-end.

Third quarter Return On Invested Capital(2) fell to 9 percent compared with 27 percent one year ago because of lower earnings.  The company generated $41 million of cash from operations during the seasonally weak third quarter and ended the quarter with net cash of $981 million.

Looking ahead, Sullivan said that market conditions are expected to remain difficult through fiscal year-end, while recent increases in quotation activity and order funnels suggest that a modest recovery could begin early in fiscal 2010.

“We expect our fourth quarter revenues to improve seasonally, and that the benefits of our restructuring program will become increasingly evident in our operating results.  Non-GAAP earnings(3) are expected to be in the range of $0.20 to $0.25 per share.”

Segment Results

Bio-Analytical Measurement

($ millions except where noted)

	Q3:F09	Q2:F09	Q3:F08
Orders	493	481	573
Revenues	496	498	540
Gross Margin, %	53%	54%	54%
Income from Operations	91	89	102
Segment Assets	1,449	1,519	1,487
Return On Invested Capital(2), %	25%	24%	27%

Bio-analytical segment orders of $493 million were down 14 percent from one year earlier, while revenues of $496 million were off 8 percent from last year. During the quarter, Chemical Analysis revenues were down 11 percent, with continued strength in food markets and weakness in all other applied markets.  Life Sciences revenues were off 5 percent from one year ago.

Geographically, weakness continued to be most pronounced in Europe, which was off 22 percent from last year, while revenue in the Americas was down 13 percent. Asia remained an area of strength, with Japan up 8 percent from last year and other Asia up 19 percent. China was particularly robust, up 48 percent from one year ago. By product platform, Gas (GC) and Liquid Chromatography (LC) both remained weak, while microarrays remained strong, up nearly 20 percent.

Life Sciences revenues of $234 million were down 5 percent in the third quarter from one year ago, with spending by Pharma and Biotech customers down 6 percent, and sales to the academic and government markets off 2 percent from one year ago.  Interest has been particularly strong for the new 1290 Infinity LC introduced in July, while the microarray business saw strong adoption of SurePrint arrays for Comparative Genomic Hybridization (CGH) applications.

Chemical Analysis revenues of $262 million were down 11 percent from last year. Food safety remained robust, with revenues up 14 percent from one year ago, while weakness was widespread in other applied markets. From a platform perspective, demand remained weak for GCs and relatively strong for LC/MS systems.

Third quarter segment income from operations of $91 million was $11 million below last year’s results on a $44 million decline in revenues. Gross margins were off less than 1 point from last year, while operating margins, at 18 percent, were also down less than 1 point from one year ago. Segment Return On Invested Capital(2) declined 2 points to 25 percent.

Electronic Measurement

($ millions except where noted)

	Q3:F09	Q2:F09	Q3:F08
Orders	542	523	733
Revenues	524	557	814
Gross Margin, %	54%	52%	58%
Income from Operations	(1)	(7)	123
Segment Assets	1,722	1,859	2,060
Return On Invested Capital(2), %	0%	(1)%	29%

Third quarter Electronic Measurement orders of $542 million were 26 percent below last year but, uncharacteristically, were up sequentially from Q2.  Reflecting earlier orders weakness, revenues of $524 million were 36 percent below one year ago. Market weakness continued in all markets and all geographies, with General Purpose revenues down 25 percent and Communications 48 percent below one year ago. Geographically, Europe declined 38 percent, Japan was off 43 percent, other Asia dropped 30 percent and the Americas were 36 percent below last year.

General Purpose revenues of $326 million were down 25 percent from last year. Aerospace / defense held up best, off 6 percent from one year ago. Other general purpose markets were off 34 percent from last year due to continued severe weakness in electronics manufacturing and computer / semiconductor markets. Communications revenues of $198 million were down 48 percent from one year ago, with extreme weakness virtually across the board.

Third quarter segment profit declined $124 million from last year to an operating loss of $1 million based on a $290 million decline in revenues. Gross margins fell by 4 points from last year due to lower volume, while operating expenses were $65 million below last year. Operating margins fell 15 points to breakeven. Segment ROIC(2) fell 29 points to 0 percent, driven by lower profitability and despite $232 million lower invested capital.

As announced previously, Agilent is implementing a program to reduce the operating breakeven of the Electronic Measurement segment by $300 million. This program is on track to be completed by mid-FY2010.

Semiconductor & Board Test

($ millions except where noted)

	Q3:F09	Q2:F09	Q3:F08
Orders	36	22	81
Revenues	37	36	90
Gross Margin, %	33%	25%	51%
Income from Operations	(10)	(15)	11
Segment Assets	366	358	402
Return On Invested Capital(2), %	(9)%	(14)%	10%

While industry conditions in Semiconductor & Board Test remain severely depressed, the Segment showed some signs of coming off the bottom during the third quarter.  Orders of $36 million were down 56 percent from last year but up 60 percent sequentially. Revenues of $37 million were off 59 percent from one year ago but up modestly from the second quarter.

Third quarter segment loss from operations of $10 million represents a deterioration of $21 million from last year’s results on a $53 million decline in revenues. Sequentially, income improved $5 million on a $1 million increase in revenue as restructuring actions began to gain traction.  Gross margins fell 18 points due to the drop in volume, while operating expenses declined by $13 million from last year. Segment ROIC(2) fell 19 points to (9) percent.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 18,000 employees serve customers in more than 110 countries. Agilent had net revenues of $5.8 billion in fiscal 2008. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its third quarter FY2009 financial results on a conference call with investors beginning today at 1:45 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q3 2009 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 5:45 p.m. (Pacific) today through Aug. 24, 2009. The replay number is +1 888 286-8010; international callers may dial +1 617 801-6888. The passcode is 33830564.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the Company’s products and services, revenue and non-GAAP earnings guidance for fiscal 2009, the acquisition of Varian, Inc. and our planned restructuring activities, including our current estimates of the scope, timing and cost of those activities. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, the timing of regulatory approvals for the Varian acquisition, unforeseen changes in the strength of our customers’ businesses, unforeseen changes in the demand for current and new products and technologies, the risk of additional costs and delays associated with compliance with U.S. and international labor and other laws associated with our planned restructuring activities, the risk that a further decline in general economic conditions and the global credit and equity markets will require changes to the planned restructuring, and the risk that we are not able to realize the savings expected from the restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended April 30, 2009. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1) Adjusted net income and adjusted net income per share are non-GAAP measures. Each of these measures is defined to exclude primarily the impacts of restructuring and asset impairment charges, business separation costs, non-cash intangibles amortization as well as gains and losses from the sale of investments and disposals of businesses net of their tax effects. A reconciliation between adjusted net income and GAAP net income is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 6 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3) Adjusted net income per share as projected for Q409 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges and non-cash intangibles amortization.  Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy.  Therefore, no reconciliation to GAAP amounts has been provided.  Future amortization of intangibles is expected to be approximately $11 million per quarter.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	July 31,		Percent
	2009	2008	Inc/(Dec)

Orders	$1,071	$1,387	(23)%

Net revenue	$1,057	$1,444	(27)%

Costs and expenses:
Cost of products and services	518	641	(19)%
Research and development	153	170	(10)%
Selling, general and administrative	387	415	(7)%
Total costs and expenses	1,058	1,226	(14)%

Income (loss) from operations	(1)	218	(100)%

Interest income	5	23	(78)%
Interest expense	(21)	(31)	(32)%
Other income (expense), net	(24)	5	(580)%

Income (loss) from operations before taxes	(41)	215	(119)%

Provision (benefit) for taxes	(22)	46	(148)%

Net income (loss)	$(19)	$169	(111)%

Net income (loss) per share:
Basic	$(0.06)	$0.47
Diluted	$(0.06)	$0.45

Weighted average shares used in computing net income (loss) per share:
Basic	345	362
Diluted	345	372

The preliminary income statement is estimated based on our current information.

1

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Nine Months Ended
	July 31,		Percent
	2009	2008	Inc/(Dec)

Orders	$3,212	$4,312	(26)%

Net revenue	$3,314	$4,293	(23)%

Costs and expenses:
Cost of products and services	1,656	1,927	(14)%
Research and development	492	534	(8)%
Selling, general and administrative	1,190	1,289	(8)%
Total costs and expenses	3,338	3,750	(11)%

Income (loss) from operations	(24)	543	(104)%

Interest income	25	89	(72)%
Interest expense	(67)	(90)	(26)%
Other income (expense), net	(6)	16	(138)%

Income (loss) from operations before taxes	(72)	558	(113)%

Provision (benefit) for taxes	(16)	96	(117)%

Net income (loss)	$(56)	$462	(112)%

Net income (loss) per share:
Basic	$(0.16)	$1.27
Diluted	$(0.16)	$1.23

Weighted average shares used in computing net income (loss) per share:
Basic	347	365
Diluted	347	375

The preliminary income statement is estimated based on our current information.

2

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	July 31,	October 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$1,479	$1,405
Short-term investments	20	24
Accounts receivable, net	544	770
Inventory	571	646
Other current assets	283	337
Total current assets	2,897	3,182

Property, plant and equipment, net	839	824
Goodwill	642	646
Other intangible assets, net	178	228
Restricted cash and cash equivalents	1,568	1,582
Long-term investments	153	206
Other assets	296	339
Total assets	$6,573	$7,007

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$250	$308
Employee compensation and benefits	277	409
Deferred revenue	286	280
Income and other taxes payable	38	128
Other accrued liabilities	140	205
Total current liabilities	991	1,330

Long-term debt	1,515	1,514
Senior notes	638	611
Retirement and post-retirement benefits	378	324
Other long-term liabilities	562	669
Total liabilities	4,084	4,448

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 565 million shares at July 31, 2009 and 561 million shares at October 31, 2008 issued	6	6
Treasury stock at cost; 220 million shares at July 31, 2009 and 211 million shares at October 31, 2008	(7,627)	(7,470)
Additional paid-in capital	7,516	7,410
Retained earnings	2,735	2,791
Accumulated other comprehensive loss	(141)	(178)
Total stockholders’ equity	2,489	2,559
Total liabilities and stockholders’ equity	$6,573	$7,007

The preliminary balance sheet is estimated based on our current information.

3

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Three Months	Nine Months
	Ended	Ended
	July 31,	July 31,
	2009	2009
Cash flows from operating activities:
Net loss	$(19)	$(56)

Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	41	122
Share-based compensation	17	56
Deferred taxes	(20)	14
Excess and obsolete and inventory-related charges	8	49
Asset impairment charges	5	37
Net pension curtailment gains	(13)	(13)
Net loss on sale of assets and divestitures	23	23
Allowance for doubtful accounts	—	4
Other	(5)	(1)
Changes in assets and liabilities:
Accounts receivable	40	243
Inventory	24	37
Accounts payable	(5)	(63)
Employee compensation and benefits	(32)	(140)
Income taxes and other taxes payable	(57)	(101)
Interest rate swap proceeds	—	43
Other assets and liabilities	34	(59)
Net cash provided by operating activities (a)	41	195

Cash flows from investing activities:
Investments in property, plant and equipment	(30)	(98)
Purchase of investments	—	(30)
Proceeds from sale of investments	19	81
Change in restricted cash and cash equivalents	4	14
Other, net	1	(1)
Net cash used in investing activities	(6)	(34)

Cash flows from financing activities:
Net issuance of common stock under employee stock plans	26	53
Proceeds from revolving credit facility	—	325
Repayment of revolving credit facility	—	(325)
Treasury stock repurchases	—	(157)
Net cash provided by (used in) financing activities	26	(104)

Effect of exchange rate movements	18	17

Net increase (decrease) in cash and cash equivalents	79	74

Cash and cash equivalents at beginning of period	1,400	1,405

Cash and cash equivalents at end of period	$1,479	$1,479

(a) Cash payments included in operating activities:
Restructuring payments	65	109
Income tax payments	42	100

The preliminary cash flow statement is estimated based on our current information.

4

AGILENT TECHNOLOGIES, INC.

ADJUSTED NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
	2009	Diluted EPS	2008	Diluted EPS	2009	Diluted EPS	2008	Diluted EPS

Net income (loss) per GAAP	$(19)	$(0.06)	$169	$0.45	$(56)	$(0.16)	$462	$1.23
Non-GAAP adjustments:
Restructuring and other related costs	69	0.20	4	0.02	197	0.57	22	0.06
Asset impairments	11	0.03	1	—	34	0.10	1	—
Acceleration of share-based compensation related to workforce reduction	1	—	—	—	4	0.01	—	—
Loss on divestitures	23	0.07	—	—	23	0.07	—	—
Excess software amortization	—	—	—	—	—	—	3	0.01
Intangible amortization	11	0.03	14	0.04	35	0.10	40	0.11
Pension curtailment	(13)	(0.04)	—	—	(13)	(0.04)	—	—
Net translation gain on liquidation of a subsidiary	—	—	—	—	—	—	(11)	(0.03)
Acceleration of debt issuance costs	—	—	8	0.02	—	—	13	0.03
In process R&D	—	—	—	—	—	—	2	0.01
Patent litigation judgement	—	—	—	—	(6)	(0.02)	—	—
Other	6	0.02	1	—	12	0.03	5	0.01
Adjustment for taxes	(36)	(0.10)	1	—	(61)	(0.17)	(31)	(0.08)
Adjusted net income	$53	$0.15	$198	$0.53	$169	$0.49	$506	$1.35

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and diluted EPS reconciliation is estimated based on our current information.

5

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

Preliminary

	BAM	EM	SBT	Agilent		BAM	EM	SBT	BAM	EM	SBT
Numerator:	Q3’09	Q3’09	Q3’09	Q3’09		Q3’08	Q3’08	Q3’08	Q2’09	Q2’09	Q2’09
Adjusted income(loss) from operations	$91	$(1)	$(10)	$81		$102	$123	$11	$89	$(7)	$(15)
Less:
Taxes and Other (income)/expense	18	(1)	(3)	15		25	19	3	14	(3)	(4)

Segment return	73	—	(7)	66	(a)	77	104	8	75	(4)	(11)

Segment return annualized	$292	$—	$(28)	$264		$308	$416	$32	$300	$(16)	$(44)

Denominator:
Segment assets (b)	$1,449	$1,722	$366	$3,539		$1,487	$2,060	$402	$1,519	$1,859	$358
Less:
Net current liabilities (c)	295	482	36	812		301	588	68	293	529	34
Invested capital	$1,154	$1,240	$330	$2,727		$1,186	$1,472	$334	$1,226	$1,330	$324

Average invested capital	$1,190	$1,285	$327	$2,806		$1,143	$1,444	$333	$1,254	$1,371	$326

ROIC	25%	0%	-9%	9%		27%	29%	10%	24%	-1%	-14%

Historical amounts are reclassified to conform with current period presentation

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)     Agilent return is equal to adjusted net income from operations of $53 million plus net interest expense after tax of $13 million. Please see “Adjusted Net Income and Diluted EPS Reconciliations” for a reconciliation of adjusted net income from operations to GAAP income(loss) from operations.

(b)    Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)     Includes accounts payable, employee compensation and benefits, deferred revenue, other accrued liabilities and allocated corporate liabilities.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor.  ROIC is a tool by which we track how much value we are creating for our shareholders.  Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.

6